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Page 2 – Tennant Company Reports Preliminary First-Quarter 2020 Financial Results and Provides Business Update

INVESTOR CONTACT:
William Prate
Senior Director, Investor Relations
william.prate@tennantco.com
763-540-1547

Tennant Company Reports Preliminary First-Quarter 2020 Financial Results and Provides Business Update

Company Withdraws FY2020 Guidance Due to Coronavirus Pandemic

Reports Strong Cash and Liquidity Position

Company Announces CFO Resignation

MINNEAPOLIS, Apr. 24, 2020—Tennant Company (“Tennant”) (NYSE: TNC), a world leader in designing, manufacturing and marketing of solutions that help create a cleaner, safer, healthier world, today announced preliminary financial results for its first quarter ended March 31, 2020, and provided a business update related to the impact of the coronavirus pandemic.
“First and foremost, the health and safety of our employees, customers, and business partners is of paramount importance to Tennant Company,” said Chris Killingstad, the Company’s president and chief executive officer. “We take very seriously our commitment to provide the equipment, parts, and service our customers need to keep their facilities clean and safe. The current market conditions continue to be very fluid, and we have a dedicated response team in place, led by our chief operating officer, to support our locations around the world in managing potential business impacts. We are monitoring developments closely and will provide a full update on our first-quarter earnings call. I am proud of our team members around the world in the way they have met challenges that were simply unimaginable a short time ago. Tennant is a highly resilient 150-year-old business, and we are committed to doing what is necessary to emerge from this crisis in a strong position to serve the needs of our customers.”

Business Update
To date, the primary impact of the pandemic on the Company’s business has been related to temporary plant shutdowns, as well as a slowdown in sales to some end markets. Tennant’s China factories were closed for two weeks in February, and the Company temporarily suspended operations at its plants in Italy and the United States at times during the month of March. The Company has established work-from-home processes for much of its workforce and has suspended a significant amount of business-related travel.
Tennant has also taken a number of measures globally to minimize the financial impact of the pandemic, which includes a combination of reduced work schedules and furlough programs for all employees globally, while operating within the local laws and regulations, and maintaining health

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Page 3 – Tennant Company Reports Preliminary First-Quarter 2020 Financial Results and Provides Business Update
coverage for all impacted employees. Additionally, Tennant’s CEO will forgo 100% of his salary, senior leaders within the organization will forgo 35% of their salaries and the board of directors will take a 50% cut in pay, through the second quarter of 2020.

Chief Financial Officer Departure
Keith Woodward, the Company's senior vice president and chief financial officer, has elected to resign to pursue new opportunities and will work with Tennant to ensure a planful transition through July 31, 2020. Andy Cebulla, Tennant’s vice president of finance and corporate controller, will continue to act in an interim capacity until a permanent CFO is named. “On behalf of everyone at Tennant, I would like to thank Keith for his contributions during his time with the Company. We wish him the best in his future endeavors,” added Killingstad.

Preliminary First-Quarter Results
The Company is providing the following preliminary results for the first quarter of 2020:
•Net sales of $252 million;
•GAAP EPS in the range of $0.26 to $0.29 per diluted share;
•Adjusted EPS in the range of $0.55 to $0.58 per diluted share, which excludes certain non-operational items and amortization expense;
•Adjusted EBITDA of $25.4 million to $26.4 million.
Given the uncertain impact of the coronavirus pandemic, the Company is withdrawing the full-year guidance it provided on February 20, 2020.

Cash Position
Tennant’s cash position and balance sheet remain strong. As a precaution, the Company drew an additional $125 million from its $200 million revolver during the first quarter of 2020 and has approximately $30 million of remaining undrawn funds. As of March 31, 2020, the Company had $192 million in cash and cash equivalents.

First-Quarter Conference Call and Webcast
Tennant Company expects to report its full first-quarter results on Wednesday, May 6, 2020. The Company plans to conduct a conference call to discuss the results at 10:00 a.m. Central Time on May 6, 2020. The Company’s earnings release will be issued before the call and will be posted at investors.tennantco.com under News and Events, Press Releases. To listen to the live call and view the accompanying slide presentation, go to investors.tennantco.com at least 10 minutes before the scheduled start time and, if necessary, download and install audio software. A taped replay of the conference call with slides will also be posted at investors.tennantco.com.

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Page 4 – Tennant Company Reports Preliminary First-Quarter 2020 Financial Results and Provides Business Update
Company Profile
Founded in 1870, Tennant Company (TNC), headquartered in Minneapolis, Minnesota, is a world leader in designing, manufacturing and marketing solutions that empower customers to achieve quality cleaning performance, reduce their environmental impact and help create a cleaner, safer, healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; detergent-free and other sustainable cleaning technologies; cleaning tools and supplies; and coatings for protecting, repairing and upgrading surfaces. Tennant's global field service network is the most extensive in the industry. Tennant Company had sales of $1.14 billion in 2019 and has approximately 4,400 employees. Tennant has manufacturing operations throughout the world and sells products directly in 15 countries and through distributors in more than 100 countries. For more information, visit www.tennantco.com and www.ipcworldwide.com. The Tennant Company logo and other trademarks designated with the symbol “®” are trademarks of Tennant Company registered in the United States and/or other countries.

Forward-Looking Statements
Certain statements contained in this document are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events, including statements relating to the Company’s expected results for the first quarter of 2020. Any such expectations or forecasts of future events are subject to a variety of factors that could materially affect our results, including, without limitation, the risks and uncertainties described in our 2019 Form 10-K. In addition, the preliminary results presented herein are unaudited and subject to revision. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.
We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Investors are advised to consult any further disclosures by us in our filings with the Securities and Exchange Commission and in other written statements on related subjects. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.

Non-GAAP Financial Measures
This news release and the related conference call include presentation of Non-GAAP measures that include or exclude special items of a nonrecurring and/or nonoperational nature (hereinafter referred to as “special items”). Management believes that the Non-GAAP measures provide useful information to investors regarding the company’s results of operations and financial condition because they permit a more meaningful comparison and understanding of Tennant Company’s operating performance for the current, past or future periods. Management uses these Non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of the comparative operating performance of the company.
We believe that disclosing Net Earnings Attributable to Tennant Company per Share – as adjusted and Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) – as adjusted (collectively, the “Non-GAAP Measures”), excluding the impacts from special items, is useful to investors as a measure of operating performance. We use these as one measure to monitor and evaluate operating performance. The Non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP).
We calculate Net Earnings Attributable to Tennant Company per Share – as adjusted by adding back the after-tax effect of the discontinuation of product lines, restructuring charges, and amortization expense and dividing the result by the diluted weighted average shares outstanding. We calculate EBITDA – as adjusted by adding back the pre-tax effect of the discontinuation of product lines, restructuring charges, Interest Income, Interest Expense, Income Tax Expense, Depreciation Expense and Amortization Expense to Net Earnings Including Noncontrolling Interest – as reported.
Investors should consider these Non-GAAP financial measures in addition to, not as a substitute for, or better than, financial measures prepared in accordance with GAAP. Reconciliations of the components of these measures to the most directly comparable GAAP financial measures are included in the Supplemental Non-GAAP Financial Table to this earnings release.

FINANCIAL TABLES FOLLOW
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TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLE

(In millions, except per share data)	Three Months Ended
	March 31
	2020

Net Earnings Attributable to Tennant Company per Share - as reported:
Diluted	$0.26	to	$0.29
Adjustments:
Discontinuation of Product Lines	0.07
Restructuring Charge	0.03
Amortization Expense	0.19
Net Earnings Attributable to Tennant Company per Share - as adjusted	$0.55	to	$0.58

Net Earnings Including Noncontrolling Interest - as reported	$4.5	to	$5.5
Adjustments:
Interest Income	(0.9)
Interest Expense	5.1
Income Tax Expense	1.1
Depreciation Expense	8.1
Amortization Expense	5.0
Discontinuation of Product Lines	1.7
Restructuring Charge	0.8
Earnings Before Interest, Taxes, Depreciation & Amortization - as adjusted	$25.4	to	$26.4